Exhibit 3.2
AMENDED AND RESTATED
BYLAWS
OF
INTRAWEST RESORTS HOLDINGS, INC.

(Effective as of July 31, 2017)

ARTICLE I
OFFICES, CORPORATE SEAL

Section 1.01.          Registered Office.  The registered office of the corporation in Delaware shall be that set forth in the Certificate of Incorporation or in the most recent amendment of the Certificate of Incorporation or in a certificate filed with the Secretary of State of Delaware changing the registered office.

Section 1.02.          Other Offices.  The corporation may have such other offices, within or without the State of Delaware, as the directors shall, from time to time, determine.

Section 1.03.          Corporate Seal.  The corporation shall have no seal.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 2.01.          Place and Time of Meetings.  All meetings of the stockholders shall be held at such place as may be designated from time to time by the Board of Directors and, in the absence of such designation, shall be held at the principal executive office of the corporation.  The directors shall designate the time of day for each meeting of the stockholders and, in the absence of such designation, every meeting of stockholders shall be held at ten o’clock a.m. local time at the place of such meeting.  Notwithstanding the foregoing, the Board of Directors may determine that the meeting shall not be held at any place, but may instead be held by means of remote communication.

Section 2.02.          Annual Meetings.  Unless directors are elected by written consent in lieu of an annual meeting, the corporation shall hold annual meetings of stockholders on such date and at such time as shall be designated from time to time by the Board of Directors.  If an annual meeting is held, then at such meeting the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.  If a written consent electing directors is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action.

Section 2.03.          Special Meetings.  Special meetings of the stockholders, called by the Board of Directors or the Chief Executive Officer, may be held at any time and for any purpose or purposes, unless otherwise prescribed by statute.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof (except to the extent that such notice is waived or is not required as provided in the Delaware General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) or these Bylaws).

Section 2.04.          Quorum, Adjourned Meetings.  Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter.  Except as otherwise provided by statute or by the Certificate of Incorporation, the holders of all of the shares entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.  Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.  Once a share is represented for any purpose at a meeting (other than solely to object (1) to holding the meeting or transacting business at the meeting, or (2) (if it is a special meeting) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.  The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

Section 2.05.          Voting.  Unless otherwise provided in the Delaware General Corporation Law or in the corporation’s Certificate of Incorporation, and subject to the other provisions of these Bylaws, each stockholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the corporation’s capital stock that has voting power and that is held by such stockholder.  Cumulative voting shall not be allowed in the election of directors or for any other reason.  No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 2.06.          Required Vote.  When a quorum is present at any meeting of stockholders, all matters shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of the holders of all of the shares present in person or represented by proxy at the meeting and entitled to vote with respect to the matter, unless the proposed action is one upon which, by express provision of statutes or of the Certificate of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control with respect to that vote on that matter.  If the Certificate of Incorporation provides for more or less than one vote for any share, on any matter, every reference in these Bylaws to a majority or other proportion of stock, voting stock or shares shall refer to a majority or other proportion of the votes of such stock, voting stock or shares.  Where a separate vote by a class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

Section 2.07.          Record Date.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days nor less than ten days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in the manner prescribed by Section 213(b) of the Delaware General Corporation Law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 2.08.          List of Stockholders.  After the record date for a meeting of stockholders has been fixed, at least ten days before such meeting, the officer who has charge of the stock ledger of the corporation shall make a list of all stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder (but not the electronic mail address or other electronic contact information, unless the Board of Directors so directs) and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (1) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (2) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a place, then such list shall also, for the duration of the meeting, be produced and kept open to the examination of any stockholder who is present at the time and place of the meeting. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 2.09.          Notice of Meetings.  Notice of any meeting of stockholders, stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and (if it is a special meeting) the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting (except to the extent that such notice is waived or is not required as provided in the Delaware General Corporation Law or these Bylaws).  Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Sections 222 and 232 (or any successor section or sections) of the Delaware General Corporation Law.

Section 2.10.          Waiver of Notice.  Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these Bylaws, a written waiver thereof signed by the person or persons entitled to said notice, or a waiver thereof by electronic transmission by the person entitled to said notice, delivered to the corporation, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice (1) of such meeting, except when the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (2) (if it is a special meeting) of consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter at the beginning of the meeting.

Section 2.11.          Written Action.  Any action required or permitted to be taken at a stockholders’ meeting may be taken without a meeting, without prior notice and without a vote, if the action is taken by persons who would be entitled to vote at a meeting and who hold shares having voting power equal to not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted.  The action must be evidenced by one or more written consents describing the action taken, signed by the stockholders entitled to take action without a meeting, and delivered to the corporation in the manner prescribed by the Delaware General Corporation Law for inclusion in the minute book.  No consent shall be effective to take the corporate action specified unless the number of consents required to take such action are delivered to the corporation within sixty days of the delivery of the earliest-dated consent.  A telegram, cablegram or other electronic transmission, including e-mail, consenting to such action and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 2.11, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (1) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (2) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission.  The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is delivered to the corporation in accordance with Section 228(d)(1) of the Delaware General Corporation Law.  Written notice of the action taken shall be given in accordance with the Delaware General Corporation Law to all stockholders who do not participate in taking the action who would have been entitled to notice if such action had been taken at a meeting having a record date on the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

Section 2.12.          Remote Communication.  If authorized by the Board of Directors, and subject to such guidelines as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at such meeting whether such meeting is held at a designated place or solely by means of remote communication, provided that (1) the corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (2) the corporation implements reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (3) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action is maintained by the corporation.

ARTICLE III
DIRECTORS

Section 3.01.          General Powers.  The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, subject to any limitation set forth in these Bylaws or the Certificate of Incorporation or as otherwise may be required by the Delaware General Corporation Law. Subject to Article X, the Board shall have the exclusive right to manage the business of the corporation, and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the corporation and, in general, all powers permitted to be exercised by a manager under the Delaware General Corporation Law. The Board may appoint, employ or otherwise contract with any persons or entities for the transaction of the business of the corporation or the performance of services for or on behalf of the corporation, and the Board may delegate to any such person or entity such authority to act on behalf of the corporation as the Board may from time to time deem appropriate.

Section 3.02.          Number.  The number of directors of the corporation shall initially be eight.  Thereafter, the number of directors shall be determined from time to time by the Board of Directors but in no case shall the number of directors be less than two.

Section 3.03.          Nomination and Term of Office.  Candidates for directorship shall be nominated to stand for election as directors by the stockholders of the corporation, provided, that, to the extent permitted by applicable Law, the Board of Directors shall consist of such Sponsor Directors as are required by Section 6.8 of the Parent LLC Agreement.  The stockholders of the corporation may designate one or more Non-Voting Directors. The directors shall be elected, and any Non-Voting Directors so designated, at the annual meeting of the stockholders, except as provided in Section 3.09 hereof, and each director elected shall hold office until such director’s successor is elected and qualified or until the director’s earlier death, resignation or removal.  Directors need not be stockholders.

Section 3.04.          Chairman of the Board of Directors.  The Board of Directors shall appoint a member of the Board of Directors to serve as Chairman of the Board of Directors.  The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors, or, in the absence thereof, such person as the Chairman of the Board of Directors shall appoint shall preside at any such meeting.

Section 3.05.          Board Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.  Special meetings of the Board of Directors may be called by any director on one day’s notice to each other director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), telegram, facsimile transmission, electronic mail (effective when directed to an electronic mail address of the director), or other electronic transmission, as defined in Section 232(c) (or any successor section) of the Delaware General Corporation Law (effective when directed to the director), and on five days’ notice by mail (effective upon deposit of such notice in the mail).  The notice need not describe the purpose of a special meeting.

Section 3.06.          Waiver of Notice.  A director may waive any notice required by statute, the Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice.  Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, or made by electronic transmission by the director entitled to the notice, and delivered to the corporation for inclusion in the minute book.  Notwithstanding the foregoing, a director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 3.07.          Quorum.  A quorum with respect to any meeting of the Board of Directors or any committee thereof shall require the attendance thereof of (1) directors holding the power to cast a majority of the total number of votes on the Board of Directors or such committee and (2) except as provided in the second proviso of Section 3.12, at least one Sponsor Director representing each Sponsor Group that is then a Qualifying Investor; provided that in the event a quorum is not present at two consecutive meetings of the Board of Directors due to the absence of at least one Sponsor Director representing the same Sponsor Group, if a meeting with a substantially identical agenda as such meeting where a quorum was not present is subsequently scheduled with at least two (2) Business Days’ prior notice to each director, either personally, by telephone, by mail, by electronic mail or by any other means of communication reasonably calculated to give notice to each director, the requirement for the presence of at least one Sponsor Director representing such Sponsor Group shall not be required for purposes of determining whether a quorum at such subsequently scheduled meeting is present.  Each director who is not a Non-Voting Director shall have one vote in connection with any action by the Board of Directors; Non-Voting Directors shall have no power to vote in connection with any action by the Board of Directors. The vote of a majority of the votes of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.08.          Remote Communications.  Members of the Board of Directors may participate in a meeting of the Board of Directors by any communication by means of which all participating directors can simultaneously hear each other during the meeting.  A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 3.09.          Vacancies; Newly Created Directorships.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled (a) by a majority vote of the aggregate number of votes of all directors then in office, even if less than a quorum, or by a sole remaining director, in each case acting so as to give full effect to any rights the Members of Parent may have to designate such directors pursuant to the Parent LLC Agreement or (b) by the stockholders of the corporation; provided, that, to the extent permitted by applicable Law, such vacancies and newly created directorships shall be filled in a manner that complies with Section 6.8 of the Parent LLC Agreement.  Each director so chosen shall hold office until the next election of directors of the class to which such director was appointed, and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal. In the event that one or more directors resign from the Board of Directors, effective at a future date, all of the directors (other than any Non-Voting Directors) then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until the next election of directors, and until such director’s successor is elected and qualified, or until the director’s earlier death, resignation or removal.

Section 3.10.          Removal.  Any or all of the directors may be removed from office at any time, with or without cause, in accordance with Section 141(k) of the Delaware General Corporation Law.

Section 3.11.          Written Action. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board of Directors entitled to vote on such action.  The action must be evidenced by one or more consents in writing or by electronic transmission describing the action taken, signed by each director entitled to vote on such action, and delivered to the corporation for inclusion in the minute book.

Section 3.12.          Committees.  The Board of Directors shall have the power and right, but not the obligation to establish and disband an Audit Committee of the Board of Directors, a Compensation Committee of the Board of Directors and such additional committees of the Board of Directors as the Board of Directors shall approve from time to time, in each case with such duties, responsibilities, powers and composition thereof as the Board of Directors shall so determine from time to time; provided, that, to the extent permitted by applicable Law, the Audit Committee, the Compensation Committee and each other committee of the Board of Directors so formed shall consist of, in addition to any other committee members as the Board may appoint, at least one Sponsor Director representing each Sponsor Group that is then entitled to representation on the Board of Directors pursuant to the Parent LLC Agreement; provided, further, that if a committee of the Board of Directors is formed solely to consider a transaction between a Sponsor Group (or any of its Affiliates or portfolio companies), on the one hand, and the corporation or any of its controlled Affiliates, on the other hand, such committee shall not include any Sponsor Director representing the Sponsor Group whose transaction is being considered.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation; but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or adopting, amending or repealing any Bylaw of the corporation; and unless the resolution designating the committee, these Bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors, when required.  Unless otherwise specified in the resolution of the Board of Directors appointing the committee, all provisions of the Delaware General Corporation Law and these Bylaws relating to meetings, action without meetings, notice (and waiver thereof), and quorum and voting requirements of the Board of Directors apply, as well, to such committees and their members.  Unless otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

Section 3.13.          Compensation.  The Board of Directors shall from time to time determine the amount and type of compensation, if any, to be paid to directors for their service on the Board of Directors and its committees.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV
OFFICERS

Section 4.01.          Offices Created; Election.  The corporation shall have such officers as the Board of Directors in its discretion may appoint or who may be appointed by the other officers if specifically authorized to do so by the Board of Directors.  Any number of offices or functions of those offices may be held or exercised by the same person.  The Board of Directors may elect officers at any time.

Section 4.02.          Term of Office.  Each officer shall hold office until his or her successor has been elected and qualified, unless a different term is specified at the time such officer is elected, or until his or her earlier death, resignation or removal.

Section 4.03.          Removal of Officers.  Any officer may be removed from office at any time, with or without cause, by the Board of Directors.

Section 4.04.          Resignation.  An officer may resign at any time by giving written notice to the corporation.  A resignation will be effective upon its receipt by the corporation unless the resignation specifies that it is to be effective at some later time or upon the occurrence of some specified later event.

Section 4.05.          Vacancies.  A vacancy in any office may be filled by the Board of Directors.

Section 4.06.          Powers.  Unless otherwise specified by the Board of Directors, each officer shall have those powers and shall perform those duties that are (i) set forth in these Bylaws (if any are so set forth), (ii) specified at the time such officer is elected or in any subsequent resolution or document with respect to such officer’s duties authorized by the Board of Directors, the Chief Executive Officer or the President or (iii) commonly incident to the office held.  An officer elected or appointed pursuant to Section 4.01 may, without the approval of the Board of Directors, the Chief Executive Officer or the President, as applicable, delegate some or all of the duties and powers of an office to other persons.

Section 4.07.          Chief Executive Officer.  Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer, if any: (i) shall have general active management of the business of the corporation; (ii) shall see that all orders and resolutions of the Board of Directors are carried into effect; and (iii) shall perform such other duties as from time to time may be assigned by the Board of Directors.  If at any time the corporation does not have a President, or the President is absent, disqualified from acting, unable to act or refuses to act, then the Chief Executive Officer shall have the powers and authority of the President under the Delaware General Corporation Law and these Bylaws.

Section 4.08.          Chief Financial Officer.  Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer, if any: (i) shall cause to be kept accurate financial records for the corporation; (ii) shall render to the Chief Executive Officer, the President and the Board of Directors, whenever requested, an account of all the transactions and of the financial condition of the corporation; and (iii) shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President from time to time.

Section 4.09.          President.  The President, if any, shall be subject to the direction and control of the Chief Executive Officer and the Board of Directors and shall have such powers and duties as the Board of Directors or the Chief Executive Officer may assign to the President.  If the Chief Executive Officer is absent, disqualified from acting, unable to act or refuses to act, then the President shall have the powers of, and shall perform the duties of, the Chief Executive Officer.

Section 4.10.          Vice Presidents.  The Vice Presidents, if any, shall be subject to the direction and control of the Board of Directors, the Chief Executive Officer and the President and shall have such powers and duties as the Board of Directors, the Chief Executive Officer or the President may assign to them.

Section 4.11.          Treasurer.  The Treasurer, if any, shall be subject to the direction and control of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer and the President, and shall have such powers and duties as the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the President may assign to the Treasurer.

Section 4.12.          Secretary.  The Secretary, if any, shall be subject to the direction and control of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer and the President, and shall have such powers and duties as the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the President may assign to the Secretary.

Section 4.13.          Other Officers.  Any other officer elected by the Board of Directors, the Chief Executive Officer or the President shall have those powers and shall perform those duties that are (a) specified at the time such officer is elected or in any subsequent resolution or document with respect to such officer’s duties authorized by the Board of Directors, the Chief Executive Officer or the President and (b) commonly incident to the office held.

Section 4.14.          Fidelity Bonds.  The corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

ARTICLE V
CAPITAL STOCK

Section 5.01.          Certificate for Shares.  The shares of the corporation shall not be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the corporation’s stock shall be certificated shares.  Any such resolution shall not apply to shares represented by an outstanding certificate until such certificate is surrendered to the corporation.  Every holder of stock represented by certificates pursuant to a resolution by the Board of Directors authorizing such certificated shares shall be entitled upon request to have a certificate (representing the number of shares registered in certificate form) signed in the name of the corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation.  Any or all the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.  The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the corporation.  With respect to all uncertificated shares, the name of the holder of record of such uncertificated shares represented, with the number of such shares and the date of issue, shall be entered on the books of the corporation.

Section 5.02.          Issuance of Shares.  The Board of Directors is authorized to cause to be issued shares of the corporation up to the full amount authorized by the Certificate of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law.  No shares shall be allotted except in consideration of cash or other property, tangible or intangible, received or to be received by the corporation under a written agreement, of services rendered, or of other consideration as may be allowed under Section 152 of the Delaware General Corporation Law.

Section 5.03.          Transfer of Shares.  The shares of stock of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his or her attorney upon surrender for cancellation of a certificate or certificates for the same number of shares, or other evidence of ownership if no certificates shall have been issued, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the validity of the signature as the corporation or its agents may reasonably require.  The Board of Directors may appoint one or more transfer agents and registrars to maintain the share records of the corporation and to effect share transfers on its behalf.

Section 5.04.          Stockholders of Record.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner.  The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be provided by the Delaware General Corporation Law.

Section 5.05.          Loss of Certificates.  The corporation may issue (i) a new certificate of stock or (ii) uncertificated shares of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares of stock.

ARTICLE VI
DIVIDENDS

Section 6.01.          Declaration of Dividends.  Subject to the provisions of the Certificate of Incorporation, of these Bylaws, and of law, the Board of Directors may declare dividends whenever, and in such amounts as, in its opinion, are deemed advisable.

Section 6.02.          Entitled Stockholders.  In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VII
INDEMNIFICATION AND INSURANCE

Section 7.01.          Authorization of Indemnification.

(a)           To the fullest extent permitted by law, the corporation shall, and shall cause any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise controlled by the corporation or any of its subsidiaries (the “Controlled Entities”) to, indemnify any person or entity made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate (A) is or was a director or officer of the corporation, any of its Controlled Entities or any their respective predecessors or (B) serves or served at any other enterprise as a director, officer, partner, member or manager at the request of the corporation, any of its Controlled Entities or any of their respective predecessors, (each such person, an “Indemnitee”), against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including reasonable attorneys’ fees and experts’ fees) incurred by such person or entity in connection with such action or proceeding (each a “Loss”) and, upon request of such Indemnitee, the corporation shall, and shall cause its Controlled Entities to, advance expenses to such Indemnitee in connection with any such action or proceeding (subject to such Indemnitee providing an undertaking to repay such advances if it is ultimately determined that such individual is not entitled to indemnification).

(b)           The corporation acknowledges and agrees that the corporation shall, and to the extent applicable shall cause its Controlled Entities to, be fully and primarily responsible for the payment to the Indemnitee in respect of indemnified liabilities in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with (as applicable) the terms of (i) in the case of the corporation, the Delaware General Corporation Law, (ii) these Bylaws and the Certificate of Incorporation of the corporation, (iii) any director or officer indemnification agreement, (iv) any other agreement between the corporation or any of its Controlled Entities and the Indemnitee pursuant to which the Indemnitee is indemnified, (v) the laws of the jurisdiction of incorporation or organization of any Controlled Entity and/or (vi) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Controlled Entity ((i) through (vi) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnitee may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the corporation, any Controlled Entity or the insurer under and pursuant to an insurance policy of the corporation or any Controlled Entity) from whom an Indemnitee may be entitled to indemnification with respect to which, in whole or in part, the corporation or any Controlled Entity may also have an indemnification obligation (collectively, the “Indemnitee-Related Entities”).  Under no circumstance shall the corporation or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the corporation or any Controlled Entity under the Indemnification Sources.  In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) the corporation shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (y) to the extent not previously and fully reimbursed by the corporation and/or any Controlled Entity pursuant to clause (x), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against the corporation and/or any Controlled Entity, as applicable, and (z) Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights.  The corporation and the Indemnitees agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 7.01(b), entitled to enforce this Section 7.01(b) as though each such Indemnitee-Related Entity were subject to these Bylaws.  The corporation shall cause each of the Controlled Entities to perform the terms and obligations of this Section 7.01(b).  For purposes of this Section 7.01(b), the term “Jointly Indemnifiable Claims” shall be broadly construed and shall include any Losses for which the Indemnitee shall be entitled to indemnification from both (1) the corporation and/or any Controlled Entity pursuant to the Indemnification Sources, on the one hand, and (2) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation of the corporation or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.

(c)           Neither any amendment nor repeal of this Section 7.01, nor the adoption of any provision of these Bylaws inconsistent with this Section 7.01, shall eliminate or reduce the effect of this Section 7.01 in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Section 7.01, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

(d)           The satisfaction of any indemnification and any holding harmless pursuant to this Section 7.01 shall be from and limited to the corporation’s assets, no stockholder shall have any obligation to fund its share of any indemnification obligations under this Section 7.01, and no stockholder shall have any personal liability on account thereof.

(e)           The right of any Indemnitee to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnitee may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnitee’s successors, assigns and legal representatives.

Section 7.02.          Right of Claimant to Bring Action Against the Corporation.  In order for any claimant to seek indemnification from the corporation under this Article VII, the claimant shall deliver a written claim to the corporation specifying in reasonable detail the amount of indemnification sought and a description of the persons, dates and circumstances giving rise to the indemnification claim. If a claim under this Section 7.02 is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring an action against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed or is otherwise not entitled to indemnification under Section 7.01, but the burden of proving such defense shall be on the corporation. The failure of the corporation (in the manner provided under the Delaware General Corporation Law) to have made a determination prior to or after the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Unless otherwise specified in an agreement with the claimant, an actual determination by the corporation (in the manner provided under the Delaware General Corporation Law) after the commencement of such action that the claimant has not met such applicable standard of conduct shall not be a defense to the action, but shall create a presumption that the claimant has not met the applicable standard of conduct.

Section 7.03.          Survival of Indemnification.  The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, Section 7.01 hereof shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, partner or agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.

Section 7.04.          Insurance.  The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.

ARTICLE VIII
AMENDMENTS

Section 8.01.          Amendment.  These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors, at any special meeting of the stockholders or of the Board of Directors or by written action by the stockholders or by the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting or any notice required for such written action.  The power of the Board of Directors to adopt, amend or repeal Bylaws shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws, and a Bylaw amendment adopted by the stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board of Directors.

Any action taken or authorized by the stockholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or authorized by a vote or written action that would be sufficient to amend the Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

ARTICLE IX
SECURITIES OF OTHER CORPORATIONS

Section 9.01.          Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, and subject to any limitations imposed by the Chief Executive Officer of the corporation, any elected or appointed officer of the corporation shall have full power and authority on behalf of this corporation (i) to attend any meeting of security holders of other corporations or legal entities in which this corporation may hold securities and to vote such securities on behalf of this corporation; (ii) to execute any proxy for such meeting on behalf of this corporation; or (iii) to execute a written consent or a written action in lieu of a meeting of such other corporation or legal entity on behalf of this corporation. The elected or appointed officer acting on behalf of this corporation shall possess and may exercise any and all rights and powers incident to the ownership of such securities that this corporation possesses. The Board of Directors or the Chief Executive Officer may, from time to time, grant such power and authority to one or more other persons.  The corporation may rely on any instrument signed by an officer of any stockholder of the corporation as the act of such stockholder of the corporation, unless the Board of Directors or the Chief Executive Officer has knowledge that such reliance is not reasonable.

Section 9.02.          Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, and subject to any limitations imposed by the Chief Executive Officer of the corporation, any elected or appointed officer of the corporation shall have full power and authority on behalf of this corporation to purchase, sell, transfer or encumber any and all securities of any other corporation or legal entity, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance.  The Board of Directors or the Chief Executive Officer may, from time to time, confer like powers upon any other person or persons.

ARTICLE X
STOCKHOLDER APPROVAL RIGHTS

Section 10.01.        Stockholder Approval Rights.  Notwithstanding anything herein to the contrary, the corporation will not, and will cause each of its Subsidiaries not to, either directly or indirectly by amendment, merger, recapitalization, redemption or otherwise, take any of the actions set forth in Section 6.7 of the Parent LLC Agreement without the prior written consent of each Qualifying Member.

ARTICLE XI
GENERAL PROVISIONS

Section 11.01.        Inspection of Books and Records.  Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to make copies or extracts from:  (1) the corporation’s stock ledger, a list of its stockholders, and its other books and records; and (2) other documents as required by law.  A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder.  In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder.  The demand under oath shall be directed to the corporation at its registered office or at its principal place of business.

Section 11.02.        Reserve.  The directors of the corporation may set apart, out of the funds of the corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 11.03.        Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XII
DEFINITIONS

Section 12.01.        Parent LLC Agreement.  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Parent LLC Agreement.

Section 12.02.        Certain Definitions.  For purposes of these Bylaws:

“Manager” means a member of the board of managers of Parent.

“Non-Voting Director” means a director designated by the stockholders of the corporation to serve in the capacity of a non-voting member of the Board of Directors, such person having all rights of a director other than the right to vote on or consent to any matter before the board of directors.

“Parent” means Hawk Holding Company, LLC, a Delaware Corporation (together with its successors and assigns).

“Parent LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Hawk Holding Company, LLC, dated as of July 31, 2017, by and among Squaw Valley Holdings I, LLC, Madison Lift Investment, LLC, ASC Next LLC, Lift Management Investment, LLC, and the other parties thereto from time to time, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Sponsor Director” means any director, other than a Non-Voting Director, elected or appointed to the Board of Directors to represent a Sponsor Group pursuant to the Parent LLC Agreement in respect of such Sponsor Group’s right to nominate Managers of Parent.

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